Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS TO THE COMPANY’S REGISTRATION STATEMENT ON FORM S-8

We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (333-112569) and the Registration Statement on Form S-8 (333-177179) of Ambient Corporation of our report dated March 6, 2012 relating to the financial statements which appears in this Form 10-K.

/s/ Rotenberg Meril Solomon Bertiger & Guttilla, P.C.

Rotenberg Meril Solomon Bertiger & Guttilla, P.C.
Certified Public Accountants
Saddle Brook NJ
March 6, 2012